UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2009

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 22, 2009, we entered into a Non-Exclusive License and Settlement Agreement with Ibis Biosciences, Inc. related to the settlement of patent infringement litigation filed by us against Ibis Biosciences in the U.S. District Court for the District of Delaware. Under the agreement, Ibis Biosciences has agreed to pay us $1 million within 30 days.

Pursuant to the terms of the agreement, we have agreed to grant Ibis Biosciences and its affiliates, including Abbott Laboratories, a non-exclusive license under the three mass spectrometry-based patents involved in the lawsuit and certain pending mass-spectrometry-based applications and foreign counterparts to manufacture, use, practice, sell, offer to sell, and import products and methods protected by the licensed patents. As part of the Agreement, we have also agreed to dismiss the litigation with prejudice and have granted Ibis Biosciences, and its affiliates, immunity from suit for patent infringement for past, present or future damages related to Ibis Biosciences’ T5000 Biosensor System and T6000 System.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/S/ CLARKE W. NEUMANN
Date: October 27, 2009		Clarke W. Neumann
Vice President and General Counsel

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